UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

FIGS, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40448	46-2005653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2834 Colorado Avenue, Suite 100
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (424) 300-8330

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	FIGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition.
On February 28, 2024, FIGS, Inc. (the “Company”) announced its financial results for the three months and fiscal year ended December 31, 2023. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 26, 2024, the Company’s Chief Financial Officer and principal accounting officer, Daniella Turenshine, notified the Company of her decision to resign effective April 12, 2024 (the “Effective Date”), to assume a role as a chief financial officer at another company. Ms. Turenshine will remain in her current role at the Company through the Effective Date and plans to serve as an advisor to the Company for as long as necessary thereafter to ensure a smooth transition. Ms. Turenshine’s resignation is not the result of any disagreement with the Company on any matters related to its financial reporting, operations, policies or practices.
On February 26, 2024, the Board of Directors (the “Board”) of the Company designated Kevin Fosty, the Company’s VP, Controller, to serve as the Company’s Interim Chief Financial Officer and principal accounting officer on an interim basis, effective as of the Effective Date, while the Company engages in a search process to fill the Chief Financial Officer role on a permanent basis.
Mr. Fosty, age 52, has served as the Company’s VP, Controller since April 2021. In this role, he has been responsible for the Company’s accounting, financial reporting, tax and financial controls. Prior to joining the Company, from July 2011 to April 2021, Mr. Fosty served as senior director at The Siegfried Group, LLP, within the finance and corporate accounting group, providing controllership function leadership to private and public companies, including Alight, Inc. (formerly a Blackstone LLP portfolio company), Neogenomics, Inc., Stitch Fix, Inc. and Square, Inc. Before that, Mr. Fosty served as corporate controller and chief financial officer for Evolution Resources, Inc. Earlier in his career, Mr. Fosty served in roles in corporate finance and M&A advisory at advisory and consulting firms FTI Consulting, Inc. and Deloitte, LLP, and in audit functions at KPMG, LLP and Arthur Andersen, LLP, where he began his career. Mr. Fosty holds a B.A. in Accounting from the University of Manitoba and is a Certified Public Accountant.
Item 7.01 Regulation FD Disclosure.
On February 28, 2024, the Company posted a shareholder slide deck to the “Investor Relations” portion of its website at ir.wearfigs.com/financials/quarterly-results.
The information in Items 2.02 and 7.01 of this Report (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1*	Press Release of the Company, dated February 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	This exhibit related to Item 2.02 shall be deemed to be furnished, and not filed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGS, INC.
Date:	February 28, 2024	By:	/s/ Daniella Turenshine
		Name:	Daniella Turenshine
		Title:	Chief Financial Officer